Exhibit 99.1

Contact: Lynn Martenstein or Greg Johnson

(305) 539-6570 or (305) 539-6153

For Immediate Release

ROYAL CARIBBEAN REPORTS RECORD THIRD QUARTER 2007 EARNINGS

MIAMI – October 22, 2007 – Royal Caribbean Cruises Ltd. (NYSE/OSX: RCL) today announced record net income for the third quarter 2007 of $395.0 million, or $1.84 per share, compared to net income of $345.4 million, or $1.63 per share, in 2006. These results were better than expected mainly due to stronger late bookings driving better yields. Revenues for the third quarter 2007 increased to $2.0 billion from revenues of $1.6 billion in the third quarter 2006. The company also raised its EPS guidance for the year to the high end of its previous guidance despite higher crude oil prices.

“It was a very encouraging finish for the quarter and augurs well for upcoming periods,” said Richard Fain, chairman and chief executive officer. “It is very satisfying that, despite higher fuel prices and other challenges, we produced record results.”

Key metrics for the third quarter 2007 were within expected ranges as follows:

•	Net Yields on a comparable basis (i.e. excluding Pullmantur) increased 1.6% over the third quarter of 2006. Including Pullmantur, Net Yields increased 4.1%.
•	Net Cruise Costs per APCD on a comparable basis increased 0.1%. Including Pullmantur, Net Cruise Costs per APCD increased 6.7%.
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Fuel prices were up 7.1% versus the third quarter of 2006, but cost per APCD was down about 1.9% mainly due to energy saving and other fuel initiatives. The average at-the-pump price for the quarter was $473 per metric ton versus $442 per metric ton in 2006.

•	Excluding fuel, Net Cruise Costs per APCD on a comparable basis increased 1.0%. Including Pullmantur, Net Cruise Costs per APCD increased 8.6%.

Outlook – 2007

The company provided the following estimates for the full year and fourth quarter 2007. The “Comparable” estimates exclude Pullmantur, while the “Including Pullmantur” estimates are for the entire combined group.

	Fourth Quarter 2007		Full Year 2007
	Comparable	Including Pullmantur	Comparable	Including Pullmantur
Capacity	4.7%	13.6%	4.8%	12.4%
Net Yields	≈ 2%	≈ 9%	≈ Flat	≈ 3%
Net Cruise Costs per APCD	≈ 2%	8% to 9%	≈ Flat	5% to 6%
Net Cruise Costs per APCD, excluding Fuel	≈ 2%	≈ 10%	Flat to 1%	7% to 8%

The company expects to have a 12.4% increase in capacity in 2007, driven by Pullmantur, the April delivery of Liberty of the Seas, and a full year of Freedom of the Seas.

“Building on a solid third quarter, we are encouraged by the strength of our late-season European itineraries, and the continuing recovery in the Caribbean pricing environment,” Fain said.

The company does not forecast fuel prices and its cost guidance for fuel is based on current “at-the-pump” prices including any hedge impacts. If fuel prices for the rest of the quarter remain at today’s level, the company’s fuel costs for the quarter will be $137 million or $440 per metric ton. The company is 42% hedged for the quarter and a 10% change in the market price of fuel results in an $8 million change in fuel costs for the fourth quarter 2007.

	Fourth Quarter 2007	Full Year 2007
Depreciation and Amortization	$125 to $130 Million	$485 to $490 Million
Interest Expense	$83 to $88 Million	$334 to $339 Million
Earnings Per Share	$0.32 to $0.37	$2.80 to $2.85

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Based on these estimates, and assuming that fuel prices remain at today’s level, the company expects its full year 2007 earnings per share to be $2.80 to $2.85, and expects fourth quarter 2007 earnings per share to be $0.32 to $0.37.

Outlook – 2008

Looking into early 2008, booking levels and ticket prices are up nicely in the first quarter 2008 versus levels achieved at the same time last year. The company expects that Net Yields for the first quarter 2008 will increase around mid-single digits compared to 2007. Because Pullmantur will be included in all of 2007, it will no longer be shown separately.

For the full year 2008, overall booking levels and ticket prices are up versus levels achieved at the same time last year. While it is still too early to quantify projections for the full year 2008, management is optimistic that the current demand environment will result in positive yield performance for the full year.

Fuel prices remain volatile and have risen significantly in recent months. However, the company has taken a number of actions to reduce energy consumption and fuel expense. The resulting savings are nearly sufficient to offset this rise in fuel prices. As a result, even at today’s fuel prices, the company’s 2008 fuel costs per APCD would be roughly comparable with 2007. If fuel prices for 2008 remain at today’s level, fuel costs for the first quarter would be $132 million or $436 per metric ton. The corresponding figures for the full year would be $560 million and $452 per metric ton. The company is 44% hedged for the first quarter of next year and 38% for the full year. A 10% change in the market price of fuel would result in $7 million and $35 million changes in fuel costs for the first quarter 2008 and full year 2008, respectively.

As of September 30, 2007, liquidity was $1.6 billion, comprising $0.4 billion in cash and cash equivalents and $1.2 billion in available credit on the company’s unsecured revolving credit facility.

Projected capital expenditures for 2007, 2008, 2009, 2010, and 2011, are estimated to be $1.3 billion, $1.8 billion, $2.0 billion, $2.2 billion, and $1.0 billion, respectively. Projected

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capacity increases for the same five years are estimated at 12.4%, 6.4%, 9.3%, 11.4%, and 6.4%, respectively.

The company has scheduled a conference call at 10 a.m. Eastern Standard Time today to discuss its earnings. This call can be heard, either live or on a delayed basis, on the company’s investor relations web site at www.rclinvestor.com.

Terminology

Available Passenger Cruise Days (“APCD”)

APCDs are our measurement of capacity and represent double occupancy per cabin multiplied by the number of cruise days for the period.

Gross Cruise Costs

Gross Cruise Costs represent the sum of total cruise operating expenses plus marketing, selling and administrative expenses.

Gross Yields

Gross Yields represent total revenues per APCD.

Net Cruise Costs

Net Cruise Costs represent Gross Cruise Costs excluding commissions, transportation and other expenses and onboard and other expenses. In measuring our ability to control costs in a manner that positively impacts net income, we believe changes in Net Cruise Costs to be the most relevant indicator of our performance. We have not provided a quantitative reconciliation of projected Gross Cruise Costs to projected Net Cruise Costs due to the significant uncertainty in projecting the costs deducted to arrive at this measure. Accordingly, we do not believe that reconciling information for such projected figures would be meaningful.

Net Debt-to-Capital

Net Debt-to-Capital is a ratio which represents total long-term debt, including current portion of long-term debt, less cash and cash equivalents (“Net Debt”) divided by the sum of Net

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Debt and total shareholders' equity. We believe Net Debt and Net Debt-to-Capital, along with total long-term debt and shareholders' equity are useful measures of our capital structure.

Net Revenues

Net Revenues represent total revenues less commissions, transportation and other expenses and onboard and other expenses.

Net Yields

Net Yields represent Net Revenues per APCD. We utilize Net Revenues and Net Yields to manage our business on a day-to-day basis as we believe that it is the most relevant measure of our pricing performance because it reflects the cruise revenues earned by us net of our most significant variable costs, which are commissions, transportation and other expenses and onboard and other expenses. We have not provided a quantitative reconciliation of projected Gross Yields to projected Net Yields due to the significant uncertainty in projecting the costs deducted to arrive at this measure. Accordingly, we do not believe that reconciling information for such projected figures would be meaningful.

Occupancy

Occupancy, in accordance with cruise vacation industry practice, is calculated by dividing Passenger Cruise Days by APCD. A percentage in excess of 100% indicates that three or more passengers occupied some cabins.

Passenger Cruise Days

Passenger Cruise Days represent the number of passengers carried for the period multiplied by the number of days of their respective cruises.

Royal Caribbean Cruises Ltd. is a global cruise vacation company that operates Royal Caribbean International, Celebrity Cruises, Pullmantur Cruises, Azamara Cruises and CDF Croisieres de France. The company has a combined total of 35 ships in service and seven under construction. It also offers unique land-tour vacations in Alaska, Asia, Australia, Canada, Europe, Latin America and New Zealand. Additional information can be found on

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www.royalcaribbean.com, www.celebrity.com, www.pullmantur.es, www.azamaracruises.com or www.rclinvestor.com.

Certain statements in this news release are forward-looking statements. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Such factors include general economic and business conditions, vacation industry competition, including cruise vacation industry competition, changes in vacation industry capacity, including over capacity in the cruise vacation industry, the impact of tax laws and regulations affecting our business or our principal shareholders, the impact of changes in other laws and regulations affecting our business, the impact of pending or threatened litigation, the delivery of scheduled new ships, emergency ship repairs, negative incidents involving cruise ships including those involving the health and safety of passengers, reduced consumer demand for cruises as a result of any number of reasons, including geo-political and economic uncertainties, the unavailability of air service, armed conflict, terrorist attacks and the resulting concerns over safety and security aspects of traveling, the impact of the spread of contagious diseases, our ability to obtain financing on terms that are favorable or consistent with our expectations, changes in our stock price or principal shareholders, the impact of changes in operating and financing costs, including changes in foreign currency, interest rates, fuel, food, payroll, insurance and security costs, the implementation of regulations in the United States requiring United States citizens to obtain passports for travel to additional foreign destinations, weather, and other factors described in further detail in Royal Caribbean Cruises Ltd.’s filings with the Securities and Exchange Commission. The above examples are not exhaustive and new risks emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, certain financial measures in this news release constitute non-GAAP financial measures as defined by Regulation G. A reconciliation of these items can be found on our investor relations website at www.rclinvestor.com.

Financial Tables Follow

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ROYAL CARIBBEAN CRUISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,	
	2007	2006	2007	2006
Passenger ticket revenues	$ 1,423,179	$ 1,211,758	$ 3,360,586	$ 3,006,928
Onboard and other revenues	530,413	425,093	1,297,459	1,069,443
Total revenues	1,953,592	1,636,851	4,658,045	4,076,371
Cruise operating expenses				
Commissions, transportation and other	356,471	289,462	844,784	720,460
Onboard and other	148,218	123,167	316,792	267,945
Payroll and related	153,106	130,039	432,686	370,800
Food	87,062	74,606	236,044	205,898
Fuel	140,655	126,077	384,070	360,307
Other operating	263,732	200,815	741,736	573,863
Total cruise operating expenses	1,149,244	944,166	2,956,112	2,499,273
Marketing, selling and administrative expenses	199,169	163,745	578,547	518,681
Depreciation and amortization expenses	122,345	109,331	360,021	313,513
Operating Income	482,834	419,609	763,365	744,904
Other income (expense)				
Interest income	5,704	4,472	16,655	11,789
Interest expense, net of interest capitalized	(85,270)	(71,824)	(251,266)	(196,136)
Other (expense) income	(8,268)	(6,885)	3,821	26,742
	(87,834)	(74,237)	(230,790)	(157,605)
Net Income	$ 395,000	$ 345,372	$ 532,575	$ 587,299
Earnings Per Share:				
Basic	$ 1.85	$ 1.66	$ 2.50	$ 2.79
Diluted	$ 1.84	$ 1.63	$ 2.49	$ 2.70
Weighted-Average Shares Outstanding:				
Basic	213,039	208,129	212,667	210,239
Diluted	214,295	213,526	214,170	224,078

STATISTICS

	Quarter Ended September 30,		Nine Months Ended September 30,	
	2007	2006	2007	2006
Occupancy	109.1%	109.6%	106.4%	107.3%
Passenger Cruise Days	7,277,757	6,428,544	19,711,739	17,749,885
APCD	6,668,881	5,865,782	18,526,888	16,543,430

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ROYAL CARIBBEAN CRUISES LTD.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	As of	
	September 30, 2007 (unaudited)	December 31, 2006
Assets		
Current assets		
Cash and cash equivalents	$ 411,906	$ 104,520
Trade and other receivables, net	337,889	185,886
Inventories	88,796	76,969
Prepaid expenses and other assets	221,680	134,529
Total current assets	1,060,271	501,904
Property and equipment, net	12,274,180	11,429,106
Goodwill	772,816	721,514
Other assets	1,058,551	740,564
	$ 15,165,818	$ 13,393,088
Liabilities and Shareholders' Equity		
Current liabilities		
Current portion of long-term debt	$ 558,618	$ 373,422
Accounts payable	192,424	193,794
Accrued expenses and other liabilities	644,494	408,209
Customer deposits	1,175,262	896,943
Total current liabilities	2,570,798	1,872,368
Long-term debt	5,350,523	5,040,322
Other long-term liabilities	589,040	388,823
Commitments and contingencies		
Shareholders' equity		
Preferred stock ($0.01 par value; 20,000,000 shares authorized; none outstanding, September 30, 2007 and December 31, 2006)	-	-
Common stock ($.01 par value; 500,000,000 shares authorized; 223,365,773 and 222,489,872 shares issued, September 30, 2007 and December 31, 2006, respectively)	2,234	2,225
Paid-in capital	2,935,123	2,904,041
Retained earnings	4,076,028	3,639,211
Accumulated other comprehensive income (loss)	65,592	(30,802)
Treasury stock (11,016,185 and 10,985,927 common shares at cost, September 30, 2007 and December 31, 2006, respectively)	(423,520)	(423,100)
Total shareholders' equity	6,655,457	6,091,575
	$ 15,165,818	$ 13,393,088

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ROYAL CARIBBEAN CRUISES LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended September 30,	
	2007	2006
Operating Activities		
Net income	$ 532,575	$ 587,299
Adjustments:		
Depreciation and amortization	360,021	313,513
Accretion of original issue discount on debt	1,354	17,578
Changes in operating assets and liabilities:		
Increase in trade and other receivables, net	(146,569)	(11,437)
Increase in inventories	(11,532)	(11,629)
Increase in prepaid expenses and other assets	(60,020)	(18,923)
(Decrease) increase in accounts payable	(4,730)	8,811
Increase in accrued expenses and other liabilities	212,871	43,162
Increase in customer deposits	273,372	74,877
Accreted interest paid on LYONs repurchase	-	(121,199)
Other, net	2,711	25,982
Net cash provided by operating activities	1,160,053	908,034
Investing Activities		
Purchases of property and equipment	(1,225,065)	(1,019,462)
Purchases of notes from First Choice Holidays PLC	-	(100,000)
Other, net	43,033	(13,204)
Net cash used in investing activities	(1,182,032)	(1,132,666)
Financing Activities		
Proceeds from issuance of debt	1,904,979	1,806,215
Debt issuance costs	(10,134)	(8,804)
Repayments of debt	(1,515,101)	(1,276,673)
Dividends	(66,339)	(63,543)
Proceeds from exercise of common stock options	16,932	19,161
Purchases of treasury stock	-	(164,582)
Other, net	(1,818)	8,011
Net cash provided by financing activities	328,519	319,785
Effect of exchange rate changes on cash	846	-
Net increase in cash and cash equivalents	307,386	95,153
Cash and cash equivalents at beginning of period	104,520	125,385
Cash and cash equivalents at end of period	$ 411,906	$ 220,538
Supplemental Disclosure		
Cash paid during the period for:		
Interest, net of amount capitalized	$ 190,995	$ 276,785

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ROYAL CARIBBEAN CRUISES LTD.
NON-GAAP RECONCILING INFORMATION
(unaudited)

Gross Yields and Net Yields were calculated as follows (in thousands, except APCD and Yields):

	Quarter Ended September 30,		Nine Months Ended September 30,	
	2007	**2006**	**2007**	**2006**
Passenger ticket revenues	$ 1,423,179	$ 1,211,758	$ 3,360,586	$ 3,006,928
Onboard and other revenues	530,413	425,093	1,297,459	1,069,443
Total revenues	1,953,592	1,636,851	4,658,045	4,076,371
Less:				
Commissions, transportation and other	356,471	289,462	844,784	720,460
Onboard and other	148,218	123,167	316,792	267,945
Net revenues	$ 1,448,903	$ 1,224,222	$ 3,496,469	$ 3,087,966
APCD	6,668,881	5,865,782	18,526,888	16,543,430
Gross Yields	$ 292.94	$ 279.05	$ 251.42	$ 246.40
Net Yields	$ 217.26	$ 208.71	$ 188.72	$ 186.66

Gross Cruise Costs and Net Cruise Costs were calculated as follows (in thousands, except APCD and costs per APCD):

	Quarter Ended September 30,		Nine Months Ended September 30,	
	2007	**2006**	**2007**	**2006**
Total cruise operating expenses	$ 1,149,244	$ 944,166	$ 2,956,112	$ 2,499,273
Marketing, selling and administrative expenses	199,169	163,745	578,547	518,681
Gross Cruise Costs	1,348,413	1,107,911	3,534,659	3,017,954
Less:				
Commissions, transportation and other	356,471	289,462	844,784	720,460
Onboard and other	148,218	123,167	316,792	267,945
Net Cruise Costs	$ 843,724	$ 695,282	$ 2,373,083	$ 2,029,549
APCD	6,668,881	5,865,782	18,526,888	16,543,430
Gross Cruise Costs per APCD	$ 202.19	$ 188.88	$ 190.79	$ 182.43
Net Cruise Costs per APCD	$ 126.52	$ 118.53	$ 128.09	$ 122.68

Net Debt-to-Capital was calculated as follows (in thousands):

	As of September 30,	
	2007	**2006**
Long-term debt, net of current portion	$ 5,350,523	$ 4,181,502
Current portion of long-term debt	558,618	268,638
Total debt	5,909,141	4,450,140
Less: Cash and cash equivalents	411,906	220,538
Net Debt	$ 5,497,235	$ 4,229,602
Total shareholders' equity	$ 6,655,457	$ 6,043,134
Total debt	5,909,141	4,450,140
Total debt and shareholders' equity	12,564,598	10,493,274
Debt-to-Capital	47.0%	42.4%
Net Debt	5,497,235	4,229,602
Net Debt and shareholders' equity	$ 12,152,692	$ 10,272,736
Net Debt-to-Capital	45.2%	41.2%

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